Exhibit 11.1

SAFEWAY INC. AND SUBSIDIARIES

Computation of Earnings Per Share

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended
	June 19, 2004		June 14, 2003
	Diluted	Basic	Diluted	Basic
Net income	$155.2	$155.2	$161.0	$161.0

Weighted average common shares outstanding	445.6	445.6	441.4	441.4

Common share equivalents	3.8		4.4

Weighted average shares outstanding	449.4		445.8

Earnings per share	$0.35	$0.35	$0.36	$0.36

Calculation of common share equivalents:

Options to purchase common shares	13.9		10.8
Common shares assumed purchased with potential proceeds	(10.1)		(6.4)

Common share equivalents	3.8		4.4

Calculation of common shares assumed purchased with potential proceeds:
Potential proceeds from exercise of options to purchase common shares	$224.7		$119.5
Common stock price used under the treasury stock method	$22.29		$18.76
Common shares assumed purchased with potential proceeds	10.1		6.4

Anti-dilutive shares totaling 24.2 million in 2004 and 27.4 million in 2003 have been excluded from diluted weighted average shares outstanding.

SAFEWAY INC. AND SUBSIDIARIES

Computation of Earnings Per Share

(In millions, except per-share amounts)

(Unaudited)

	24 Weeks Ended
	June 19, 2004		June 14, 2003
	Diluted	Basic	Diluted	Basic
Net income	$198.3	$198.3	$323.6	$323.6

Weighted average common shares outstanding	444.8	444.8	441.3	441.3

Common share equivalents	4.0		4.6

Weighted average shares outstanding	448.8		445.9

Earnings per share	$0.44	$0.45	$0.73	$0.73

Calculation of common share equivalents:

Options to purchase common shares	12.6		11.4
Common shares assumed purchased with potential proceeds	(8.6)		(6.8)

Common share equivalents	4.0		4.6

Calculation of common shares assumed purchased with potential proceeds:

Potential proceeds from exercise of options to purchase common shares	$191.0		$138.2
Common stock price used under the treasury stock method	$22.21		$20.33
Common shares assumed purchased with potential proceeds	8.6		6.8

Anti-dilutive shares totaling 24.5 million in 2004 and 26.8 million in 2003 have been excluded from diluted weighted average shares outstanding.